                                                                                        Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2003

In connection with the Quarterly Report of Hurco Companies, Inc. (the "Company") on Form 10‑Q for the period ending January 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to § 906 of the Sarbanes‑Oxley Act of 2003, that:
(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

_/s/Michael Doar_______________________
Michael Doar
Chairman & Chief Executive Officer
March 8, 2006